Perrella & Associates, P.A.
Certified Public Accountants

555 S. Powerline Road
Pompano Beach, Florida 33069-3018
Tele: (954) 979-5353
Fax: (954) 979-6695

March 15, 2005

Securities and Exchange Commission
450 Fifth Street, N W
Washington, D C 20549

RE: Songzai International Holding Group, Inc
File Ref No 333-66994

We have read the second and third paragraphs of item 4.01 included in the Form 8-K/A dated March 15, 2005 of Songzai International Holding Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statement contained herein.

Very truly yours,

/s/ Perrella & Associates, Inc. P.A.